Exhibit 3.02
CERTIFICATE OF LIMITED PARTNERSHIP
OF DEAN WITTER CORNERSTONE FUND
IV
     We, the undersigned, desiring to form a limited partnership under and pursuant to the law of the State of New
York, do hereby certify that:
      I.  The name of the partnership ("Partnership") is DEAN
WITTER CORNERSTONE FUND IV.
      II. The character of the business of the Partnership is to trade, buy, sell, or otherwise acquire, hold, or dispose of commodities (including foreign currencies, mortgage-backed securities, money market instruments, and any other securities or items which are now, or may hereafter be, the subject of futures contract trading), commodity futures contracts, commodity forward contracts, foreign exchange commitments, options on commodities and on futures contracts, cash currencies, and any rights pertaining thereto.
		III. The location of the principal place of business of the Partnership is Two World Trade Center, the Borough of Manhattan, City, County, and State of New York.
            IV. The name and place of residence of each member of the Partnership are as follows:

             General Partner


Demeter Management Corporation


100 West 10th Street
Wilmington, Delaware 19801


                    Mailing Address:
Two World Trade Center New
York, New York 10048
Limited Partner
Kenneth G. Tropin	427 Pinebrook Boulevard
New Rochelle, New York 10804
            V.  The term for which the Partnership is to exist is as
follows:
            Said term shall commence upon the filing in the Office of
the County Clerk of New York County, New York of this
Certificate of Limited Partnership ("Certificate") and the
effectuation of the first of the weekly publications of a copy of the same or a notice containing the substance thereof pursuant to the provisions of Article 8 of the Limited Partnership Act of the
State of New York. The Partnership shall continue until the
first to occur of the following: (1) September 30, 2025; (2)
receipt by the General Partner of an election to dissolve the
Partnership at a specified time by Limited Partners owning more than 50% of the Units of Limited Partnership Interest ("Units")
then outstanding, notice of which is sent by registered mail to the General Partner not less than 90 days prior to the effective date of such dissolution; (3) withdrawal, insolvency, or
dissolution of the General Partner, unless a new general
partner is elected by the Limited Partners pursuant to the Limited Partnership Agreement of the Partnership ("Limited
Partnership Agreement"); (4) a decline in the Net Asset Value of a Unit (as defined in the Limited Partnership Agreement) to less than $250 (5) a decline in the Partnership's aggregate Net Assets
(as defined in the Limited Partnership Agreement) to or below
$250,000 (6) a determination by the General Partner that the
Partnership?s aggregate Net Assets in relation to the operating
       expenses of the Partnership make it unreasonable or imprudent to continue the business of the Partnership; or (7) the occurrence of any event which shall make it unlawful for the existence of the Partnership to be continued.
			VI. The amount of cash and a description of and the
agreed value of the other property contributed by each Limited
Partner are as follows: Kenneth G. Tropin has contributed $1,000 in cash to the capital of the Partnership. Said Limited Partner has contributed no other property to the Partnership. In
exchange for such contribution, said Limited Partner has been issued one Unit.
VII. There are no additional contributions agreed to be
made by any Limited Partner.
        VIII. No time has been agreed upon for the return of the contribution of any Limited Partner except as follows:
             (1)	The contribution of each Limited Partner shall be
returned upon the termination of the Partnership as provided in
Article V of this Certificate.
             (2)	A Limited Partner (or any assignee thereof) may
withdraw, effective as of the last business day of any month, all or part of his unredeemed capital contribution and undistributed
Profits, if any, by requiring the Partnership to redeem all or


       part of his Units at the then applicable Net Asset Value thereof on the Redemption Date (as defined below), reduced as described below (such withdrawal being herein referred to as "redemption"); provided, that: (i) no redemption shall be permitted by a Limited Partner before the first month end which occurs more than 180 days after a person first becomes a Limited Partner of the partnership or any Cornerstone Partnership; (ii) a redemption may be made only in whole Units or in multiples of $1,000 unless a Limited Partner is redeeming his entire interest in the Partnership; (iii) the General Partner shall have received from such Limited Partner (or any assignee thereof), at least 15 days prior to the effective date of redemption, a request for redemption in the form attached to the Limited Partnership Agreement (or any other form which may be approved by the General Partner); and (iv) all liabilities, contingent or otherwise, of the Partnership (except any liability to Partners on account of their capital contributions) have been paid or there remains property of the Partnership sufficient to pay them. Redemption shall be effective as of the last business day of the first month ending after a request for redemption in proper form has been received by the General Partner ("Redemption Date"). Upon redemption, a Limited Partner (or any assignee thereof) shall receive from the Partnership for each Unit redeemed an amount equal to the Net Asset Value of a Unit as of the Redemption Date, less any amount owing by such Limited Partner (and his assignee, if any) to the Partnership pursuant to the Limited Partnership



       Agreement. If redemption is requested by an assignee, all amounts which the Limited Partner to whom such Unit was sold owes to the Partnership pursuant to the Limited Partnership Agreement as well as all amounts owed by all assignees of such Unit shall be deducted from the Net Asset Value of such Unit upon redemption. The General Partner shall endeavor to pay redemptions within 10, and no later than 20, business days after the Redemption Date, except that under special circumstances, including, but not limited to, the inability on the part of the Partnership to liquidate commodity positions or default or delay in payments due the Partnership from commodity brokers, banks, or other persons, the Partnership may delay payment to Limited Partners requesting redemption of the proportionate part of the Net Asset Value of the Units represented by the sums which are the subject of such default or delay.
          IX. The share of the profits or the other compensation by way of income which each Limited Partner shall receive by reason of his contribution is as follows: Each Limited Partner shall share pro rata in the profits of the Partnership in the ratio that the capital account of such Limited Partner bears to the capital accounts of all Partners (General and Limited) of the Partnership.
          The General Partner shall have sole discretion in determining what distributions (other than on redemption of Units as provided in Article VIII of this Certificate), if any, the Partnership shall make to the Partners. All distributions shall



         be pro rata in accordance with the respective capital accounts of the partners. No Limited Partner shall be entitled to any salary, draw, or other compensation from the
Partnership on account of his investment in the Partnership.
X.  A  Limited  Partner  shall  have  the  right  to
stitute an assignee as contributor in his place only with the
t ^
?ten consent of the General Partner and provided he otherwise )lies with the other requirements in the Limited Partnership reement.
        XI. The General Partner shall have the right, at its grtion and from time to time, to admit additional Limited irtners by the issuance and sale to them of Units at a price per
Jnit not less than the then Net Asset Value of a Unit.   In
i
^addition, the General Partner shall have the right, at its option Wf and from time to time, to admit any assignee of Units as a substituted Limited Partner.
         XII. No Limited Partner shall have priority over any other Limited Partner as to contributions or as to compensation by way of income.
        XIII. No right is given to a remaining general partner or partners to continue the business of the Partnership on the withdrawal, insolvency, or dissolution of the General Partner.
The Partnership shall terminate and be dissolved upon the withdrawal, insolvency, or dissolution of the General Partner (unless the Limited Partners shall elect a successor general partner pursuant to the Limited Partnership Agreement). The



       General Partner shall not withdraw from the Partnership without giving Limited Partners 90 days' prior written notice.
XIV. No Limited Partner shall have the right to demand and receive property other than cash in return for his contribution.
IN WITNESS WHEREOF, this Certificate of Limited Partnership of Dean Witter Cornerstone Fund IV has been duly executed and acknowledged by the general partner and the limited partner the llth day of December , 1986.
General Partner:
DEMETER MANAGEMENT CORPORATION
BV=
Kenneth G. Tropin
President
Limited Partner:
Kenneth G. Tropin

STATE OF NEW YORK   )
COUNTY OF NEW YORK  )



ss. :


           On this llth day of December, 1986, before me personally came Kenneth G. Tropin, to me known, who, being by me duly sworn, did depose and say that he resides at 427 Pinebrook Boulevard, New Rochelle, New York 10804; that he is President of Demeter Management Corporation, one of the parties described in and which executed the foregoing Certificate of Limited Partnership of Dean Witter Cornerstone Fund IV as General Partner thereof; and that he signed his name thereto by order of the Board of Directors of said corporation and he acknowledged to me that he executed the same.




(Notarial Seal)


Notary Public





STATE OF NEW YORK   )
?
COUNTY OF NEW YORK  )


ss. :


           On this llth day of December, 1986, before me personally came Kenneth G. Tropin, to me known, who, being by me duly sworn, did depose and say that he resides at 427 Pinebrook Boulevard, New Rochelle, New York 10804; that he is one of the parties who executed the foregoing Certificate of Limited Partnership of Dean Witter Cornerstone Fund IV as Limited Partner thereof; and he acknowledged tc me that he executed the same.


(Notarial Seal)


Notary Public


       FEA^K S. CAI/CZO
Notary Public, -!.r.~ o; N\:\v ^o,^
k	No.   13  1777173
'    Qualified in  nn'nmcr.c  Courvv
Certificate lilr:' in Ni ;v V-:K 2j'jr -.*
Commiss:cn Evoiroc- ..i-'.:r.n 3C. .i

STATE OF NEW YORK ss
CITY OF NEW YORK


, jfnAL NOTICES
HER CORNERSTONE
IV
TRADE CTR. NYC of
Certificate of Lim-
todPartnership filed in New York
~v'   Clerk's Office Dec. 11.
'Business: Trade, buy, sell
and/of otherwise acquire, hold or
Dispose of commodities, fu-
tur^and forward contracts, for-
eign exchange commitments, op-
tions and any rights pertaining
thereto. General partner: Deme-
ter Management Corp.. 100 W10
St,VMmington DE. Limited part-
ner and Contribution: Kenneth G.
Tropin. 427 Pinebrook Blvd..?
NewRochelle. NY. $1.000. Term:
Until Sept. 30.2025 unless sooner
dissolved. Limited partner has
not agreed to make additional
contributions. No agreed time
for return of contributions except
as provided. The share of profits
that each limited partner-shall
receive is that ratio which his,
capital account bears to the capital
accounts of all partners. A limited
partner may substitute an
assignee in his place only with
written consent of general part-'
ner. Additional limited partners
may be admitted. No priority a-
mong limited partners. Upon
withdrawal, insolvency or disso-
lution of the general partner,
partnership shall terminate, un-
less limited partners elect a suc-
cessor general partner pursuant
to the Partnership Agreement. No
limited pa/tner may demand and
receive property other than cash
in return for his contribution. CCN
12/25-1/29


Winnie Dlmanche
being duly sworn
says that she is the
Principal Clerk of
the Publisher of the
            CHELSEA
CLINTON NEWS a
weekly newspaper of
general circulation
in the English
language in the City
of New York, State
of New York; that
the advertisement
hereto annexed has
been regularly
published in the
Chelsea Clinton
News  once in each
for 	6_ consecutive
weeks commencing
on the 25  day of
December   1$6 , to
wit: Dec.25,1986,
Jan, 1
Jan. 8
AND Jan, 15
1987.
Jan. 22
,And Jan.
29 , 1987
P
r
i
n
c
i
p
a
l

C
l
e
r
k





Sworn to before me this


_ttr day of



        GEORGE TEANEY Notary
Public, State of New York
       No. 31-4656782 Qualified in
New York County Commission Expires
March 30,

? 'NEW YORK,
of New York,


ss:





)NE
VC  Sob;
Limited
ntribution


Vincen
t J.
DiTom
asso,
being
duly
sworn,
says
that  he
is  the
PRINCI
PAL
CLERK
of the
Publis
her of
THE
NEW
YORK
LAW
JOUR
NAL,
a Daily
Newsp
aper
printed
and
publis
hed in
the
Count
y of
New
York;
that
the
Adverti
sement
hereto
annexe
d  has
been
regularl
y
publish
ed   in
the
said
THE
NEW
YORK
LAW
JOUR
NAL
once
in each
of	six	successive weeks
comme
ncing
on the
19th
day of	December	1986





202ft unless
partner
dditional
,J time'for
..^j except as
^profits that
rTiball receive
i capital ac-al
accounts I
partner Vin
his ent of
-^Tdditiooal limit L>
be admitted. No
'limited partners,
insolvency   or I oc vac
general partner, Atf
terminate, unless 9
I elect a sucoessor
pursuant to  the
raiment No limit-r
demand and re-? than
cash in
J2S
DPublic. State
of New York



SWORN TO
BEFORE
ME. this
23rd    day
of
	J
anuary
	J
9 87